Exhibit 99.1

PHH Corporation Announces Second Quarter 2008 Results
PHH to host conference call at 10:00 a.m. EDT on August 8, 2008

Mt. Laurel, NJ, August 7, 2008 (Business Wire) – PHH Corporation (NYSE: PHH) today announced results for the three and six months ended June 30, 2008.

Net revenues for the three months ended June 30, 2008 were $663 million, an increase of 9% from Net revenues of $610 million for the three months ended June 30, 2007. Income before income taxes and minority interest of $32 million for the three months ended June 30, 2008 decreased by $9 million, or 22%, compared to $41 million for the three months ended June 30, 2007.  Net income for the three months ended June 30, 2008 was $16 million compared to Net loss of $1 million for the three months ended June 30, 2007.  Basic and Diluted earnings per share for the three months ended June 30, 2008 were $0.31 and $0.30, respectively, compared to both Basic and Diluted loss per share of $0.02 for the three months ended June 30, 2007.

Net revenues for the six months ended June 30, 2008 were $1.3 billion, an increase of 8% from Net revenues of $1.2 billion for the six months ended June 30, 2007.

Income before income taxes and minority interest of $76 million for the six months ended June 30, 2008 increased by $2 million, or 3%, compared to $74 million for the six months ended June 30, 2007. Income before income taxes and minority interest for the six months ended June 30, 2008 includes the receipt of a reverse termination fee from Blackstone Capital Partners V L.P., net of terminated merger related expenses, of $42 million and a $30 million favorable impact related to adopting the new fair value accounting pronouncements.

Net income for the six months ended June 30, 2008 was $46 million compared to $14 million for the six months ended June 30, 2007.  Basic and diluted earnings per share were both $0.85 for the six months ended June 30, 2008 compared to Basic and Diluted earnings per share of $0.26 and $0.25, respectively, for the six months ended June 30, 2007.

The adoption of the new fair value accounting pronouncements, effective January 1, 2008, also impacted the comparability of various financial statement line items on our Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2008 in comparison to the comparable periods of 2007.  Investors should consult our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 when it is filed, for more information regarding the impact of adopting these accounting pronouncements.

Mortgage Production Segment

The mortgage production segment’s Net revenues for the three months ended June 30, 2008 were $125 million compared to $106 million for the three months ended June 30, 2007.  Segment loss for the three months ended June 30, 2008 was $18 million compared to $8 million for the three months ended June 30, 2007.

The increase in segment loss for the three months ended June 30, 2008 in comparison to the same period in 2007 was primarily due to a decrease in Gain on mortgage loans, net resulting primarily from a lower volume of interest rate lock commitments (“IRLCs”) expected to close during the three months ended June 30, 2008 compared to loans sold during the three months ended June 30, 2007 that was partially offset by the continued benefit of cost-reduction initiatives. During 2008, the primary driver for Gain on mortgage loans, net is IRLCs expected to close, while prior to the adoption of the new fair value accounting pronouncements, effective January 1, 2008, the primary driver was loans sold.

Total closings for the three months ended June 30, 2008 decreased 8% to $10.8 billion, compared to $11.7 billion for the same period in 2007.  Of this decrease, purchase closings dropped 12% and refinance closings dropped 2%.  Overall origination volumes were negatively impacted by a decrease in purchase activity during the three months ended June 30, 2008 due to continued weakness in the housing market; however, our market share of total originations increased from 1.5% as of June 30, 2007 to 2.3% as of June 30, 2008 (based on data from Inside Mortgage Finance, Copyright 2008 and 2007).

Net revenues for the six months ended June 30, 2008 were $251 million compared to $177 million for the six months ended June 30, 2007.  Segment loss was $26 million for the six months ended June 30, 2008 compared to segment loss of $47 million for the six months ended June 30, 2007.

The decrease in segment loss for the six months ended June 30, 2008 in comparison to the same period in 2007 was primarily due to the benefit of adopting the new fair value accounting pronouncements and the continued benefit of cost-reduction initiatives, which were partially offset by a decline in the valuation of adjustable-rate, scratch and dent and jumbo mortgage loans and unfavorable hedge results related to our mortgage loans held for sale (“MLHS”) and IRLCs due to interest rate volatility.

Total closings for the six months ended June 30, 2008 decreased 2% to $20.7 billion, compared to $21.1 billion for the same period in 2007.  Of this decrease, refinance closings rose 18% while purchase closings dropped 14%.  Overall origination volumes for the six months ended June 30, 2008 were positively impacted by an increase in refinancing activity during the first quarter of 2008 due to lower mortgage interest rates.

Highlights for the mortgage production segment included:

●	$6.0 billion of loans closed to be sold during the three months ended June 30, 2008, approximately 97% of which were conforming
●
11th largest overall residential mortgage originator, with 2.3% market share, for the six months ended June 30, 2008 compared to the 15th  largest overall residential mortgage originator, with 1.5% market share, for the six months ended June 30, 2007 (based on data from Inside Mortgage Finance, Copyright 2008 and 2007)

●	A $9 million reduction in costs during the three months ended June 30, 2008 compared to the three months ended June 30, 2007 resulting from our efforts to reduce costs
●	Three new private-label client signings since March 31, 2008 namely UBS, Carver Federal Savings Bank and Suburban Bank and Trust Company

Mortgage Servicing Segment

The mortgage servicing segment’s Net revenues for the three months ended June 30, 2008 were $74 million compared to $39 million for the three months ended June 30, 2007.  Segment profit was $34 million for the three months ended June 30, 2008 compared to $17 million for the three months ended June 30, 2007.

The increase in segment profit of $17 million during the three months ended June 30, 2008 compared to the three months ended June 30, 2007 was due primarily to a favorable net change in mortgage servicing rights (“MSRs”) risk management activities that was partially offset by decreased loan servicing income in 2008 due to sales of MSRs during 2007, decreased Mortgage interest income due to lower short-term interest rates and an increase in foreclosure losses and reserves associated with loans sold with recourse.

Net revenues for the six months ended June 30, 2008 for the mortgage servicing segment were $93 million compared to $114 million for the six months ended June 30, 2007.  Segment profit was $18 million for the six months ended June 30, 2008, compared to $72 million for the six months ended June 30, 2007.

The decrease in segment profit of $54 million during the six months ended June 30, 2008 compared to the six months ended June 30, 2007 was due primarily to decreased loan servicing income in 2008 due to sales of MSRs during 2007, decreased Mortgage interest income due to lower short-term interest rates and an increase in foreclosure losses and reserves associated with loans sold with recourse, partially offset by a decrease in net loss on MSRs risk management activities.

Highlights for the mortgage servicing segment included:

●	Capitalized servicing rate of MSRs at 1.30% as of June 30, 2008, which we believe continues to be conservatively valued relative to the industry
●	Total delinquency rate as a percentage of the total unpaid principal balance of the mortgage loan servicing portfolio at 2.72% as of June 30, 2008, which we believe compares favorably to the industry
●	Increased credit-related reserves by $25 million during the three months ended June 30, 2008

Fleet Management Services Segment

The fleet management services segment’s Net revenues for the three months ended June 30, 2008 were $465 million compared to Net revenues for the three months ended June 30, 2007 of $466 million. Segment profit for the three months ended June 30, 2008 was $16 million compared to $30 million for the three months ended June 30, 2007.

During the three months ended June 30, 2008 compared to the three months ended June 30, 2007, the average number of leased vehicles decreased 1% from 342,000 units to 337,000, fuel cards decreased 12% from 339,000 units to 298,000 units, maintenance service cards decreased 9% from 334,000 units to 303,000 units and accident management vehicles decreased 4% from 339,000 units to 324,000 units.

Net revenues for the six months ended June 30, 2008 for the fleet management services segment were $913 million compared to Net revenues for the six months ended June 30, 2007 of $916 million. Segment profit for the six months ended June 30, 2008 was $40 million compared to $51 million for the six months ended June 30, 2007.

During the six months ended June 30, 2008 compared to the six months ended June 30, 2007, the average number of leased vehicles decreased 1% from 341,000 units to 338,000 units, fuel cards decreased 9% from 335,000 units to 304,000 units, maintenance service cards decreased 8% from 334,000 units to 306,000 units and accident management vehicles decreased 4% from 337,000 units to 325,000 units.

For the three and six months ended June 30, 2008 compared to the respective periods of 2007, the primary driver for the reduction in segment profit was an increase in the total cost of funds associated with our vehicle management asset-backed debt, which reduced margins since the interest component of our Fleet lease income is benchmarked to broader market indices. For the three and six months ended June 30, 2008 compared to the respective periods of 2007, the decline in average unit counts was primarily attributable to the effects of the announcement of the merger agreement during 2007, which was ultimately terminated in 2008.

Highlights for the fleet management services segment included:

●	PHH GreenFleetSM, our comprehensive program to reduce greenhouse gas emissions, won the “Best New Product or Service” category by The American Business Awards, also known as the “Stevie Awards”
●
Introduced new productivity enhancements to PHH InterActive®, our industry-leading fleet management website, including enhanced notification capabilities with new, more flexible home page options for specific types of users

●
Announced our participation in the U.S. Environmental Protection Agency’s (“EPA”) climate leaders.  By participating in the EPA’s Climate Leaders program, we have pledged to reduce our greenhouse gas emissions

Liquidity

On April 2, 2008, we issued $250 million of 4.0% convertible notes due April 15, 2012. The net proceeds from the offering were $241 million.  We used $28 million of the net proceeds of the offering to pay the net cost of convertible note hedging and warrant transactions that were entered into concurrently with the notes.  After considering these transactions, which reduce the potential dilution of our Common stock upon future conversion of the convertible notes, the effective conversion price is $27.20 per share. We also used $213 million of the proceeds to reduce the borrowings under our revolving credit agreement which provides incremental funding capacity for our operations.

During the three months ended June 30, 2008, we amended our committed mortgage repurchase facility with The Royal Bank of Scotland plc to increase the capacity from $1.0 billion to $1.5 billion and extended the expiry date to June 25, 2009, which will automatically renew for an additional 364 day term expiring on June 24, 2010.  Additionally, the $350 million committed repurchase facility maintained by PHH Home Loans, LLC, a mortgage venture that we maintain with Realogy Corporation, was amended, which extended the maturity date to May 28, 2009, with an option for a 364 day renewal, subject to agreement by the parties, and increased the annual liquidity and program fees.

Investors should consult our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 when it is filed, for more information regarding our financing activities.

Management Comments and Outlook

Terry Edwards, president and chief executive officer, stated, “Our mortgage production segment continued to be negatively impacted by market pressures, as rising interest rates during the quarter significantly slowed new mortgage application activity, especially refinance volume. The mortgage servicing segment benefited from rising interest rates, which were partially offset by increases in foreclosure-related costs and reserves associated with loans sold with recourse.

“As a result of mortgage rates rising more than 50 basis points since the end of the first quarter, our current expectation is that we will not achieve our $39 billion target for originations for the full year of 2008.  While we continue to sign new outsource clients, we do not expect that this new volume will offset the shortfall created by higher interest rates.  As a result, we intend to rebalance our overall cost structure to respond to the lower expected volume.

“The extreme volatility in the mortgage production environment has caused private-label prospects to consider outsourcing to a greater degree.  We entered into three new outsourcing arrangements since March 31, 2008 and dialogue continues with other potential clients.”

Mr. Edwards continued, “During the quarter, our fleet management services segment continued to be challenged by the effects of the announcement of the merger transaction, as well as an increase in the total cost of funds associated with our vehicle management asset-backed debt.  We have made good progress in both signing new accounts and building a pipeline of new business. Retention of existing business has returned to pre-merger announcement levels and we believe we are gaining momentum in the marketplace.”

Conference Call

The Company will conduct a conference call for investors on Friday, August 8, 2008 at 10:00 a.m., eastern daylight time.  Interested investors can access the conference call by dialing 1-888-677-8780 or 1-913-312-1384 ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning approximately two hours after the conclusion of the live call and ending on August 23, 2008 by dialing 1-888-203-1112 or 1-719-457-0820, using passcode 3889457, or by logging on to the Company’s website.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2008

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  These forward-looking statements include the following: (i) our belief that the capitalized servicing rate of our MSRs is conservatively valued in comparison to the industry, (ii) our belief that our total delinquency rate as a percentage of the total balance of our unpaid mortgage loan servicing portfolio compares favorably to the industry; (iii) our expectation that we will not achieve our $39 billion target for originations for the full year of 2008; (iv) our expectation that new outsource client volume will not offset the shortfall created by higher interest rates; (v) our intention to rebalance our overall cost structure to respond to the lower expected origination volume; and (vi) our belief that we are gaining momentum in the marketplace.  These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:

Investors:
Nancy R. Kyle
856-917-4268

Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Mortgage fees	$67	$37	$122	$67
Fleet management fees	41	42	83	81
Net fee income	108	79	205	148
Fleet lease income	406	397	790	787
Gain on mortgage loans, net	56	70	128	113
Mortgage interest income	47	98	100	189
Mortgage interest expense	(42)	(72)	(84)	(143)
Mortgage net finance income	5	26	16	46
Loan servicing income	107	131	219	261
Change in fair value of mortgage servicing rights	104	89	(32)	17
Net derivative loss related to mortgage servicing rights	(143)	(207)	(117)	(212)
Valuation adjustments related to mortgage servicing rights	(39)	(118)	(149)	(195)
Net loan servicing income	68	13	70	66
Other income	20	25	96	46
Net revenues	663	610	1,305	1,206
Expenses
Salaries and related expenses	117	81	233	168
Occupancy and other office expenses	17	18	36	36
Depreciation on operating leases	324	315	646	626
Fleet interest expense	38	55	82	104
Other depreciation and amortization	5	8	12	16
Other operating expenses	130	92	220	182
Total expenses	631	569	1,229	1,132
Income before income taxes and minority interest	32	41	76	74
Provision for income taxes	16	39	28	57
Income before minority interest	16	2	48	17
Minority interest in income of consolidated entities, net of income taxes of $0, $(2), $(1) and $(2)	—	3	2	3
Net income (loss)	$16	$(1)	$46	$14
Basic earnings (loss) per share	$0.31	$(0.02)	$0.85	$0.26
Diluted earnings (loss) per share	$0.30	$(0.02)	$0.85	$0.25

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	June 30, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$107	$149
Restricted cash	676	579
Mortgage loans held for sale, net	—	1,564
Mortgage loans held for sale (at fair value)	1,835	—
Accounts receivable, net	493	686
Net investment in fleet leases	4,307	4,224
Mortgage servicing rights	1,673	1,502
Investment securities	37	34
Property, plant and equipment, net	62	61
Goodwill	86	86
Other assets(1)	482	472
Total assets	$9,758	$9,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$449	$533
Debt	6,689	6,279
Deferred income taxes	732	697
Other liabilities	266	287
Total liabilities	8,136	7,796
Commitments and contingencies	—	—
Minority interest	31	32
Total stockholders’ equity(2)	1,591	1,529
Total liabilities and stockholders’ equity	$9,758	$9,357
__________
(1)	Other assets include intangible assets of $42 million and $43 million as of June 30, 2008 and December 31, 2007, respectively.
(2)	Outstanding shares of common stock were 54.232 million and 54.079 million as of June 30, 2008 and December 31, 2007, respectively.

 PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)

	Net Revenues			Segment (Loss) Profit (1)
	Three Months Ended June 30,			Three Months Ended June 30,
	2008	2007	Change	2008	2007	Change
	(In millions)
Mortgage Production segment	$125	$106	$19	$(18)	$(8)	$(10)
Mortgage Servicing segment	74	39	35	34	17	17
Total Mortgage Services	199	145	54	16	9	7
Fleet Management Services segment	465	466	(1)	16	30	(14)
Total reportable segments	664	611	53	32	39	(7)
Other (2)	(1)	(1)	—	—	(1)	1
Total Company	$663	$610	$53	$32	$38	$(6)

	Net Revenues			Segment (Loss) Profit (1)
	Six Months Ended June 30,			Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
	(In millions)
Mortgage Production segment	$251	$177	$74	$(26)	$(47)	$21
Mortgage Servicing segment	93	114	(21)	18	72	(54)
Total Mortgage Services	344	291	53	(8)	25	(33)
Fleet Management Services segment	913	916	(3)	40	51	(11)
Total reportable segments	1,257	1,207	50	32	76	(44)
Other (2)	48	(1)	49	42	(5)	47
Total Company	$1,305	$1,206	$99	$74	$71	$3
_________
(1)	The following is a reconciliation of Income before income taxes and minority interest to segment profit:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In millions)
Income before income taxes and minority interest	$32	$41	$76	$74
Minority interest in income of consolidated entities, net of income taxes	—	3	2	3
Segment profit	$32	$38	$74	$71

(2)
Net revenues reported under the heading Other for the three months ended June 30, 2008 and 2007 and the six months ended June 30, 2007 represent intersegment eliminations. Net revenues reported under the heading Other for the six months ended June 30, 2008 represent amounts not allocated to the Company’s reportable segments, primarily related to the terminated Merger Agreement, and intersegment eliminations. Segment profit of $42 million reported under the heading Other for the six months ended June 30, 2008 represents income related to the terminated Merger Agreement. Segment loss reported under the heading Other for the three and six months ended June 30, 2007 represents expenses related to the terminated Merger Agreement.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
SECOND QUARTER 2008 VS. SECOND QUARTER 2007
(Unaudited)

	Three Months Ended June 30,
	2008	2007	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$5,996	$8,845	$(2,849)	(32)%
Fee-based closings	4,758	2,866	1,892	66%
Total closings	$10,754	$11,711	$(957)	(8)%
Purchase closings	$6,388	$7,276	$(888)	(12)%
Refinance closings	4,366	4,435	(69)	(2)%
Total closings	$10,754	$11,711	$(957)	(8)%
Fixed rate	$5,877	$7,598	$(1,721)	(23)%
Adjustable rate	4,877	4,113	764	19%
Total closings	$10,754	$11,711	$(957)	(8)%
Number of loans closed (units)	44,380	54,305	(9,925)	(18)%
Average loan amount	$242,310	$215,651	$26,659	12%
Loans sold	$6,064	$8,774	$(2,710)	(31)%

	Three Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees	$67	$37	$30	81%
Gain on mortgage loans, net	56	70	(14)	(20)%
Mortgage interest income	24	51	(27)	(53)%
Mortgage interest expense	(23)	(54)	31	57%
Mortgage net finance income (expense)	1	(3)	4	n/m (1)
Other income	1	2	(1)	(50)%
Net revenues	125	106	19	18%
Salaries and related expenses	83	50	33	66%
Occupancy and other office expenses	10	11	(1)	(9)%
Other depreciation and amortization	2	3	(1)	(33)%
Other operating expenses	48	47	1	2%
Total expenses	143	111	32	29%
Loss before income taxes	(18)	(5)	(13)	(260)%
Minority interest in income of consolidated entities, net of income taxes	—	3	(3)	(100)%
Segment loss	$(18)	$(8)	$(10)	(125)%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
SIX MONTHS ENDED JUNE 30, 2008 VS. SIX MONTHS ENDED JUNE 30, 2007
(Unaudited)

	Six Months Ended June 30,
	2008	2007	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$13,096	$15,849	$(2,753)	(17)%
Fee-based closings	7,608	5,212	2,396	46%
Total closings	$20,704	$21,061	$(357)	(2)%
Purchase closings	$11,137	$12,936	$(1,799)	(14)%
Refinance closings	9,567	8,125	1,442	18%
Total closings	$20,704	$21,061	$(357)	(2)%
Fixed rate	$12,070	$13,541	$(1,471)	(11)%
Adjustable rate	8,634	7,520	1,114	15%
Total closings	$20,704	$21,061	$(357)	(2)%
Number of loans closed (units)	86,503	98,328	(11,825)	(12)%
Average loan amount	$239,347	$214,188	$25,159	12%
Loans sold	$12,484	$15,613	$(3,129)	(20)%

	Six Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees	$122	$67	$55	82%
Gain on mortgage loans, net	128	113	15	13%
Mortgage interest income	49	99	(50)	(51)%
Mortgage interest expense	(49)	(104)	55	53%
Mortgage net finance expense	—	(5)	5	100%
Other income	1	2	(1)	(50)%
Net revenues	251	177	74	42%
Salaries and related expenses	161	102	59	58%
Occupancy and other office expenses	21	22	(1)	(5)%
Other depreciation and amortization	6	8	(2)	(25)%
Other operating expenses	87	89	(2)	(2)%
Total expenses	275	221	54	24%
Loss before income taxes	(24)	(44)	20	45%
Minority interest in income of consolidated entities, net of income taxes	2	3	(1)	(33)%
Segment loss	$(26)	$(47)	$21	45%

 PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
SECOND QUARTER 2008 VS. SECOND QUARTER 2007
(Unaudited)

	Three Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Average loan servicing portfolio	$153,277	$163,136	$(9,859)	(6)%

	Three Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage interest income	$24	$48	$(24)	(50)%
Mortgage interest expense	(19)	(20)	1	5%
Mortgage net finance income	5	28	(23)	(82)%
Loan servicing income	107	131	(24)	(18)%
Change in fair value of mortgage servicing rights	104	89	15	17%
Net derivative loss related to mortgage servicing rights	(143)	(207)	64	31%
Valuation adjustments related to mortgage servicing rights	(39)	(118)	79	67%
Net loan servicing income	68	13	55	423%
Other income (expense)	1	(2)	3	n/m (1)
Net revenues	74	39	35	90%
Salaries and related expenses	8	6	2	33%
Occupancy and other office expenses	2	3	(1)	(33)%
Other depreciation and amortization	1	1	—	—
Other operating expenses	29	12	17	142%
Total expenses	40	22	18	82%
Segment profit	$34	$17	$17	100%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
SIX MONTHS ENDED JUNE 30, 2008 VS. SIX MONTHS ENDED JUNE 30, 2007
(Unaudited)

	Six Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Average loan servicing portfolio	$156,011	$162,369	$(6,358)	(4)%

	Six Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage interest income	$52	$91	$(39)	(43)%
Mortgage interest expense	(37)	(41)	4	10%
Mortgage net finance income	15	50	(35)	(70)%
Loan servicing income	219	261	(42)	(16)%
Change in fair value of mortgage servicing rights	(32)	17	(49)	n/m (1)
Net derivative loss related to mortgage servicing rights	(117)	(212)	95	45%
Valuation adjustments related to mortgage servicing rights	(149)	(195)	46	24%
Net loan servicing income	70	66	4	6%
Other income (expense)	8	(2)	10	n/m (1)
Net revenues	93	114	(21)	(18)%
Salaries and related expenses	16	14	2	14%
Occupancy and other office expenses	5	5	—	—
Other depreciation and amortization	1	1	—	—
Other operating expenses	53	22	31	141%
Total expenses	75	42	33	79%
Segment profit	$18	$72	$(54)	(75)%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
SECOND QUARTER 2008 VS. SECOND QUARTER 2007
(Unaudited)

	Average for the Three Months Ended June 30,
	2008	2007	Change	% Change
	(In thousands of units)
Leased vehicles	337	342	(5)	(1)%
Maintenance service cards	303	334	(31)	(9)%
Fuel cards	298	339	(41)	(12)%
Accident management vehicles	324	339	(15)	(4)%

	Three Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Fleet management fees	$41	$42	$(1)	(2)%
Fleet lease income	406	397	9	2%
Other income	18	27	(9)	(33)%
Net revenues	465	466	(1)	—
Salaries and related expenses	23	22	1	5%
Occupancy and other office expenses	5	4	1	25%
Depreciation on operating leases	324	315	9	3%
Fleet interest expense	39	56	(17)	(30)%
Other depreciation and amortization	2	4	(2)	(50)%
Other operating expenses	56	35	21	60%
Total expenses	449	436	13	3%
Segment profit	$16	$30	$(14)	(47)%

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
SIX MONTHS ENDED JUNE 30, 2008 VS. SIX MONTHS ENDED JUNE 30, 2007
(Unaudited)

	Average for the Six Months Ended June 30,
	2008	2007	Change	% Change
	(In thousands of units)
Leased vehicles	338	341	(3)	(1)%
Maintenance service cards	306	334	(28)	(8)%
Fuel cards	304	335	(31)	(9)%
Accident management vehicles	325	337	(12)	(4)%

	Six Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Fleet management fees	$83	$81	$2	2%
Fleet lease income	790	787	3	—
Other income	40	48	(8)	(17)%
Net revenues	913	916	(3)	—
Salaries and related expenses	50	46	4	9%
Occupancy and other office expenses	10	9	1	11%
Depreciation on operating leases	646	626	20	3%
Fleet interest expense	84	105	(21)	(20)%
Other depreciation and amortization	5	7	(2)	(29)%
Other operating expenses	78	72	6	8%
Total expenses	873	865	8	1%
Segment profit	$40	$51	$(11)	(22)%

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF MORTGAGE LOANS HELD FOR SALE
 (Unaudited)

June 30, 2008
(In millions)
First mortgages:
Conforming(1)	$1,447
Non-conforming	231
Alt-A(2)	5
Construction loans	49
Total first mortgages	1,732
Second lien	42
Scratch and Dent(3)	59
Other	2
Total Mortgage loans held for sale (at fair value)	$1,835
__________
(1)	Represents mortgages that conform to the standards of Fannie Mae, Freddie Mac or Ginnie Mae.

(2)	Represents mortgages that are made to borrowers with prime credit histories, but do not meet the documentation requirements of a conforming loan.

(3)	Represents mortgages with origination flaws or performance issues.

PHH CORPORATION AND SUBSIDIARIES
ECONOMIC HEDGE RESULTS RELATED TO MLHS AND IRLCS
 (Unaudited)

	Three Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Decline in valuation of jumbo loans	$(4)	$—	$(4)	n/m (1)
Other economic hedge results	(16)	(10)	(6)	(60)%
Total economic hedge results	$(20)	$(10)	$(10)	(100)%
_________
(1)	n/m — Not meaningful.

	Six Months Ended June 30,
	2008	2007	Change	% Change
	(In millions)
Decline in valuation of ARMs	$(19)	$—	$(19)	n/m	(1)
Decline in valuation of Scratch and Dent loans	(16)	—	(16)	n/m	(1)
Decline in valuation of jumbo loans	(11)	—	(11)	n/m	(1)
Other economic hedge results	(42)	(16)	(26)	(163)%
Total economic hedge results	$(88)	$(16)	$(72)	(450)%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
 (Unaudited)
Portfolio Activity
	Six Months Ended June 30,
	2008	2007
	(In millions)
Balance, beginning of period	$159,183	$160,222
Additions	16,908	19,951
Payoffs, sales and curtailments	(30,917)	(15,591)
Balance, end of period	$145,174	$164,582

Portfolio Composition
	June 30,
	2008	2007
	(In millions)
Owned servicing portfolio	$132,494	$155,343
Subserviced portfolio	12,680	9,239
Total servicing portfolio	$145,174	$164,582
Fixed rate	$92,283	$106,876
Adjustable rate	52,891	57,706
Total servicing portfolio	$145,174	$164,582
Conventional loans	$130,993	$152,803
Government loans	9,319	7,842
Home equity lines of credit	4,862	3,937
Total servicing portfolio	$145,174	$164,582
Weighted-average interest rate	5.9%	6.1%

Portfolio Delinquency (1)
	June 30,
	2008		2007
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	2.15%	1.87%	1.96%	1.68%
60 days	0.47%	0.43%	0.39%	0.32%
90 or more days	0.48%	0.42%	0.31%	0.25%
Total delinquency	3.10%	2.72%	2.66%	2.25%
Foreclosure/real estate owned/bankruptcies	1.52%	1.40%	0.83%	0.66%
__________
(1)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

 PHH CORPORATION AND SUBSIDIARIES
NET GAIN (LOSS) ON MORTGAGE SERVICING RIGHTS RISK MANAGEMENT ACTIVITIES
 (Unaudited)

	Three Months Ended June 30,
	2008	2007
	(In millions)
Net derivative loss related to mortgage servicing rights	$(143)	$(207)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	180	177
Net gain (loss) on MSRs risk management activities	$37	$(30)

	Six Months Ended June 30,
	2008	2007
	(In millions)
Net derivative loss related to mortgage servicing rights	$(117)	$(212)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	104	180
Net loss on MSRs risk management activities	$(13)	$(32)

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
 ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
 (Unaudited)

As of June 30, 2008, available funding under the Company’s asset-backed debt arrangements and unsecured committed credit facilities consisted of:

	Capacity(1)	Utilized Capacity	Available Capacity
		(In millions)
Asset-Backed Funding Arrangements
Vehicle management	$3,907	$3,456	$451
Mortgage warehouse	2,832	1,454	1,378
Unsecured Committed Credit Facilities (2)	1,301	1,139	162
__________
(1)
Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)
Available capacity reflects a reduction in availability due to an allocation against the facilities of $61 million which fully supports the outstanding unsecured commercial paper issued by us as of June 30, 2008. Under our policy, all of the outstanding unsecured commercial paper is supported by available capacity under our unsecured committed credit facilities. In addition, utilized capacity reflects $8 million of letters of credit issued under the Amended Credit Facility.